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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of CSX Corporation of our report dated January 22, 1996, except as to paragraphs five and six of
Note 12, which are as of February 21, 1996, appearing on page 37 of Conrail Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Thirty South Seventeenth Street
Philadelphia, PA 19103

January 8, 1997